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                                                                    EXHIBIT 11
                     FOOD COURT ENTERTAINMENT NETWORK, INC.
               COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK
                 For the three month period ended June 30, 1996

Net (loss)...................................................      ($1,489,880)

Adjustment to net (loss)

     Reduction of interest on bridge loans...................           57,589

     Amortization of deferred financing costs................           74,197

     Amortization of debt discount...........................           57,822

     Reduction of interest on line of credit.................            9,643

     Interest on hypothetical investment.....................            6,564

     Dividends on Preferred Stock............................          (22,925)

     Preferred stock discount................................           (6,941)
                                                                    ----------

                                                                   ($1,313,931)
                                                                    ==========

Weighted average shares outstanding (net of 20,135 in
     treasury, 10,135 of which are in escrow)................        1,699,240

Add: Net shares from exercise of options/warrants:
     Assumed exercise of options.............................        1,701,908
     Assumed repurchase of shares............................         (339,848)
                                                                    ----------
                                                                     1,362,060
Less: Escrow shares (net of 10,135 in escrow
      excluded above)........................................         (636,115)
                                                                    ----------

Weighted average number of shares............................        2,425,185
                                                                    ==========

NET LOSS PER SHARE OF COMMON STOCK...........................           ($0.54)
                                                                    ==========